Execution Version

4,750,000 Shares
FOUNDATION BUILDING MATERIALS, INC.
Common Stock
($0.001 par value)
UNDERWRITING AGREEMENT
September 19, 2019
BofA Securities, Inc.
RBC Capital Markets, LLC
As Representatives of the
Several Underwriters listed
in Schedule I hereto

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036
Ladies and Gentlemen:
LSF9 Cypress Parent 2 LLC, a Delaware limited liability company (the “Selling Stockholder”), proposes to sell to the several underwriters (the “Underwriters”) named on Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of 4,750,000 shares (the “Firm Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of Foundation Building Materials, Inc., a Delaware corporation (the “Company”). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto. The Selling Stockholder also proposes to sell, at the Underwriters’ option, an aggregate of up to 712,500 additional shares of Common Stock (the “Option Shares”) as set forth below.

As the Representatives, you have advised the Company and the Selling Stockholder that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names on Schedule I hereto, plus their pro rata portion of the Option Shares, if you elect to exercise the option to purchase the Option Shares (in whole or in part), for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

The following entities are referred to collectively herein as the “FBM Entities”:
FBM Alpha LLC, Foundation Building Materials Holding Company LLC, FBM Finance, Inc., Foundation Building Materials, LLC, FBM Logistics, LLC, FBM Canada, GSD, Inc., FBM Division 5 Design, Inc., 2168828 Alberta Inc., and 2168829 Alberta Inc.
In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
(I)     The Company represents and warrants to each of the Underwriters as follows:
(a)The Company meets the requirements for the use of Form S-3 under Securities Act of 1933, as amended (the “Act”) and has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File Number 333-233026) on Form S-3, including the Base Prospectus contained therein, for registration under the Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto filed prior to the Applicable Time (as defined below), has been declared effective by the Commission. The Company has filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Shares, including the Preliminary Prospectus, each of which has previously been furnished to you. The Company will file with the Commission the Final Prospectus (as defined below) relating to the Shares in accordance with Rule 424(b). As filed, the Final Prospectus shall contain all information required by the Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(i).
(b)As of the Applicable Time, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date or the Option Closing Date (each as defined below), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the respective rules thereunder; on each Effective Date and at the Applicable Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of filing of the Final Prospectus, and on the Closing Date and the Option Closing Date, as applicable, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any of the foregoing filings in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof or in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Selling Stockholder in respect of itself expressly for use therein, it being understood and agreed that such information is limited to the name, the number of Shares owned by the Selling Stockholder and the other information with respect to the Selling Stockholder which appears in the table (and corresponding footnotes) under the caption “Selling Stockholder” in the Registration Statement and the Final Prospectus (the “Selling Stockholder Information”).
As used in this subsection and elsewhere in this Agreement:
“Applicable Time” means 5:00 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.
“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(I)(a) above contained in the Registration Statement at the Applicable Time.
“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
“Final Prospectus” shall mean the final prospectus supplement relating to the Shares that was filed with the Commission pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.

“General Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus as of the Applicable Time, (iii) the pricing information identified on Schedule II hereto, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule III hereto.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus”, as defined in Rule 433 under the Act, including without limitation any “free writing prospectus” (as defined in Rule 405 under the Act (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) excepted from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.
“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(I)(a) above which is filed with the Commission pursuant to Rule 424(b) prior to the filing of the Final Prospectus, together with the Base Prospectus.
“Registration Statement” shall mean the registration statement referred to in paragraph 1(I)(a) above, including the exhibits and financial statements contained therein, and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of the Registration Statement pursuant to Rule 430B, as amended, on each Effective Date, as the case may be.
(c)    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus. Each of the FBM Entities has been duly organized and is validly existing as a corporation, limited liability company or similar entity in good standing under the laws of the jurisdiction of its organization, with requisite power and authority to own or lease its properties and conduct its business in all material respects as described in the Registration Statement, the General Disclosure Package and the Final Prospectus. The FBM Entities are the only subsidiaries, direct or indirect, of the Company. The Company and each of the FBM Entities are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified would not reasonably be expected to (i) have, individually or in the aggregate, a material adverse effect on the business, operations or condition (financial or otherwise) or prospects of the Company and of the FBM Entities taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”). The outstanding shares of capital stock or other ownership interests of each of the FBM Entities have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another FBM Entity free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations, in each case into shares of capital stock or other ownership interests in the FBM Entities, will be outstanding.

(d)    The outstanding shares of Common Stock, including all shares to be sold by the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the Shares or in connection with the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Underwriting Agreement (this “Agreement”) gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.
(e)    All of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus. The form of certificates for the Shares conforms, in all material respects, to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Final Prospectus, except as otherwise disclosed therein or provided for by this Agreement, the Company has not: (i) issued any securities; (ii) incurred any material liability or obligation, direct or contingent, for borrowed money (other than as described in the Registration Statement, the General Disclosure Package and the Final Prospectus); or (iii) declared or paid any dividend or made any other distribution on or in respect of its capital stock.
(f)    The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Final Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations, in each case in all material respects.
(g)    No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
(h)    The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Final Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(I)(b) hereof. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act.
(i)    (i) At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not, and is not, an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule

405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.
(j)    The historical financial statements, together with related notes thereto and schedules, incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus, comply in all material respects with the applicable requirements of the Act and present fairly, in all material respects, the financial position and the results of operations and cash flows of the Company and the respective FBM Entities for which such historical financial statements were prepared, as the case may be, at the indicated dates and for the indicated periods. Such financial statements, together with the related notes thereto and schedules, have been prepared in conformity with United States generally accepted principles of accounting (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein. All disclosures contained in the Registration Statement, the General Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Item 10 of Regulation S-K under the Act, to the extent applicable. The Company and the FBM Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus. Except as included therein or in accordance with written communications received by the Company from the Commission staff, there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not included as required. All other financial information with respect to the Company and the FBM Entities (including any of their predecessor entities) included in the Registration Statement, the General Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby.
(k)    Deloitte & Touche LLP, which has certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company and the FBM Entities within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) as required by the Act.
(l)    Solely to the extent the provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission thereunder (collectively, the “Sarbanes-Oxley Act”) have been or are applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken or will take actions to ensure that it will be in compliance with any other provisions of the Sarbanes-Oxley Act which are applicable to the Company. As of the date hereof, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.
(m)    Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, there is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the FBM Entities, or which has as the subject thereof, any property of the Company or the FBM Entities, before any court or regulatory or administrative agency or otherwise which if determined adversely to the Company or any of the FBM Entities would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the Act to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not so described in the Registration Statement, the General Disclosure Package or the Final Prospectus.
(n)    The Company and each of the FBM Entities have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement, the General Disclosure Package and the Final Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in the historical financial statements included in or as is otherwise described in the Registration Statement, the General Disclosure Package and the Final Prospectus or which (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the FBM Entities or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the FBM Entities occupy or possess their leased properties under valid and binding leases (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles) conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property by the Company and the FBM Entities.
(o)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and each of the FBM Entities have filed all U.S. federal, state, local and foreign tax returns which have been required to be filed or have requested extensions thereof and (ii) have paid all taxes for which the Company and the FBM Entities are liable, except for any taxes being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP. To the Company’s knowledge, there are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company or the Selling Stockholder of the Shares.

(p)    Since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, (i) there has not been any event, occurrence or development which reasonably could be expected to give rise to a Material Adverse Effect and (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or any of the FBM Entities, other than transactions in the ordinary course of business or changes or transactions described in the Registration Statement, the General Disclosure Package and the Final Prospectus, as each may be amended or supplemented.
(q)    Neither the Company nor any of the FBM Entities is (i) in violation of its certificate or articles of incorporation, charter, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, (ii) in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any FBM Entity of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any FBM Entity, or any of their properties or assets, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, and the fulfillment of the terms hereof do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default, as applicable, under, (A) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any FBM Entity is a party or by which the Company or any FBM Entity or any of their respective properties is bound, (B) the certificate of incorporation or formation, articles of incorporation or association, charter, by-laws or other organizational documents, as applicable, of the Company or any FBM Entity or (C) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any FBM Entity of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any FBM Entity, or any of their properties or assets, except in the case of clauses (A) and (C), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(r)    The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.
(s)    Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated has been obtained or made and is in full force and effect (except (i) such additional steps as may be required by the Commission or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws or (ii) as shall have been obtained or made prior to the Closing Date or Option Closing Date, as applicable).
(t)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of the FBM Entities (i) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business, (ii) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) have not received any written notice of proceedings relating to the revocation or modification of any Governmental License.
(u)    The Company and each of the FBM Entities own or possess the right to use all patents, inventions, trademarks, trade names, service marks, copyrights, license rights, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) material to the conduct of their business as presently conducted and currently contemplated to be conducted in the future, except where any failure to own or possess such rights would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the FBM Entities is currently infringing, misappropriating, conflicting with or otherwise violating any Intellectual Property of any other person or entity where such infringements, misappropriations, conflicts or violations would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the FBM Entities received any written communication or notice of infringement of, misappropriation of, conflict with, or violate, any of the Intellectual Property of any other person or entity, where such infringements, misappropriations, conflicts or violations would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of any infringement, misappropriation, conflict with or violation by others of Intellectual Property owned by or licensed to the Company or the FBM Entities that is material to the business of the Company and the FBM Entities.
(v)    The Company and the FBM Entities own or have a valid right to access and use all material computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions necessary in connection with the operation of the business of the Company and the FBM Entities (the “Company IT Systems”). The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and the FBM Entities as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the FBM Entities have implemented commercially reasonable backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards and customary industry practices.

(w)    Neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.
(x)    Neither the Company nor any FBM Entity is required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).
(y)    The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies, in all material respects, with the applicable requirements of the Exchange Act and has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and the FBM Entities; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and that receipts and expenditures of the Company and the FBM Entities are being made only in accordance with authorizations of management and directors of the Company or an FBM Entity, as applicable; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and the FBM Entities that could have a material effect on the financial statements. The Company is not aware of any material weaknesses in the Company’s internal control over financial reporting, and, since the date of the audited financial statements of the Company’s predecessor included in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all known significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any known fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(z)    The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the

Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and regulations under the Exchange Act.
(aa)    The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Final Prospectus are based on or derived from estimates and sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects.
(bb)    The operations of the Company and the FBM Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(cc)    Neither the Company nor any of the FBM Entities, nor to the Company’s knowledge, any director, officer, agent, affiliate, or employee of the Company or any of the FBM Entities, or any other person acting on behalf of the Company or any of the FBM Entities, or benefiting in any capacity in connection with this Agreement, is currently the subject or the target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any relevant sanctions authority (collectively, “Sanctions”)), nor is located, organized or resident in a country or territory that is the subject of Sanctions.
(dd)    Neither the Company nor any of the FBM Entities, nor to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of the FBM Entities: (i) has used any funds for any unlawful contribution, gift, property, entertainment or other unlawful expense related to political activity; (ii) has made, taken or will take any action to further or facilitate any offer, payment, gift, promise to pay, or any offer, gift or promise of anything else of value, directly or indirectly, to any person knowing that all or a portion of the payment will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business for the Company or the FBM Entities, or to secure an improper advantage for the Company or the FBM Entities; (iii) has made, offered, taken, or will make, offer or take any act in furtherance of any bribe, unlawful rebate, payoff, influence payment, property, gift, kickback or other unlawful payment; or (iv) is aware of, has taken, or will take any action, directly or indirectly, that would result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations there under. The Company, the FBM Entities and their Affiliates have each conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and/or regulations and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.
(ee)    The Company and each of the FBM Entities self-insure or carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as the Company reasonably believes to be adequate for the conduct of their respective businesses and the value of their respective properties as well as customary for similarly situated companies engaged in similar businesses; and the Company and the FBM Entities have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ff)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) established or maintained by the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) (each a “Plan”) is in compliance in with all presently applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Company or any member of its Controlled Group would have any liability; and (b) neither the Company nor any member of its Controlled Group has incurred or expects to incur liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (iii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
(gg)    Except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus or as would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company and each FBM Entity have complied and are in compliance with all applicable federal, state, local, foreign and international laws (including the common law), statutes, rules, regulations, orders, judgments, decrees or other legally binding requirements of any court, administrative agency or other governmental authority relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes, or the arrangement for such activities (“Environmental Laws”); (ii) the Company and each FBM Entity have obtained and are in compliance with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct their respective businesses; (iii) neither the Company nor any FBM Entity is a party to any judicial or administrative proceeding (including a notice of violation) under any Environmental Laws, and no such proceeding has been threatened in writing or is known by the Company or by any FBM Entity to be contemplated; (iv) neither the Company nor any FBM Entity has received written notice or is otherwise aware of any pending or threatened in writing claim under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location), facilities or real property (whether owned, leased or operated) or on account of any predecessor or any person whose liability under any Environmental Laws it has agreed to assume; and (v) neither the Company nor any FBM Entity is aware of any matters regarding compliance with existing Environmental Laws, or with any liabilities or other obligations under Environmental Laws (including asset retirement obligations).
(hh)    The Shares are listed on the New York Stock Exchange.
(ii)    There are no related-party transactions required to be disclosed in the Registration Statement and the Final Prospectus under Item 404 of the Commission’s Regulation S-K which have not been disclosed as so required.
(jj)    Except as disclosed in the Registration Statement and the Final Prospectus, no FBM Entity is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such FBM Entity’s capital stock, from repaying to the Company any loans or advances to such FBM Entity from the Company or from transferring any of such FBM Entity’s property or assets to the Company or any other FBM Entity.
(kk)    No material labor disturbance by or dispute with employees of the Company or any of the FBM Entities exists or, to the knowledge of the Company, is contemplated or threatened.
(ll)    Except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any of the FBM Entities is a party to any contract or agreement with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of the FBM Entities or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
(mm)    (A) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or any of the FBM Entities information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and the FBM Entities, and any such data processed or stored by third parties on behalf of the Company and the FBM Entities), equipment or technology (collectively, “IT Systems and Data”); (B) neither the Company nor any of the FBM Entities have been notified in writing of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data where such breach or incident would reasonably be expected to have a Material Adverse Effect and (C) the Company and the FBM Entities have implemented controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and the FBM Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.
II.    The Selling Stockholder represents and warrants as follows:
(a)    The Selling Stockholder has, and at the Closing Date and the Option Closing Date, as the case may be, will have, good and marketable title to the Firm Shares and the Option Shares to be sold by such Selling Stockholder pursuant to this Agreement, free and clear of any liens, encumbrances, equities and claims. Upon payment for the Firm Shares and Option Shares to be sold by the Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Representative, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
(b)    The Selling Stockholder has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The execution and delivery of this Agreement and the consummation by the Selling Stockholder of the transactions herein contemplated and the fulfillment by the Selling Stockholder of the terms hereof will not require any consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Selling Stockholder (except as may be required under the Act, state securities laws or Blue Sky laws and the rules of FINRA in connection with the offering and sale of the Shares) and will not result in a breach of any of the terms and provisions of, or constitute a default (i) under the organizational documents of the Selling Stockholder, (ii) under any indenture, mortgage, deed of trust or other agreement or instrument to which the Selling Stockholder is a party, or (iii) of any order, rule or regulation applicable to the Selling Stockholder of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except in the case of (ii) and (iii) as would not, individually or in the aggregate, materially and adversely affect the ability of the Selling Stockholder to perform its obligations hereunder.
(c)    The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock and, other than as permitted by the Act, the Selling Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.
(d)    Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 hereof are not true and correct in all material respects, is familiar with the Registration Statement, the General Disclosure Package and the Final Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the sale of the Firm Shares and the Option Shares by the Selling Stockholder pursuant hereto is not prompted by any material information concerning the Company or any of the FBM Entities which is not set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus or the documents incorporated by reference therein.
(e)    As of the Applicable Time and as of the Closing Date or the Option Closing Date, as the case may be, to the knowledge of the Selling Stockholder, neither (i) the General Disclosure Package nor (ii) any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Selling Stockholder makes no representations or warranties as to information contained in or omitted from the General Disclosure Package or any individual Limited Use Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 hereof.
(f)    No consent, approval or waiver is required under any instrument or agreement to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by the Selling Stockholder under this Agreement or the consummation by the Selling Stockholder of any of the other transactions contemplated hereby, except as would not, individually or in the aggregate, materially and adversely affect the ability of the Selling Stockholder to perform its obligations hereunder.
(g)    There are no affiliations or associations between any member of FINRA and the Selling Stockholder or any affiliate thereof.
(h)    The Selling Stockholder is not a party to any contract or agreement with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of the FBM Entities or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.
(i)    The Selling Stockholder has not prepared or had prepared on its behalf or used or referred to any “free writing prospectus” as defined in Rule 405 under the Act and has not distributed any written materials in connection with the offer or sale of the Shares.
(j)    Neither the Selling Stockholder, nor any of its subsidiaries, or, to the Selling Stockholder’s knowledge, any director, officer, employee, agent, affiliate or representative of the Selling Stockholder or any of its subsidiaries, is a Person that is, or is owned or controlled by a Person that is currently subject to any U.S. sanctions administered by or imposed by OFAC or other economic sanctions; and the Selling Stockholders will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered or imposed by OFAC or other economic sanctions.
(k)    Neither the Selling Stockholder, nor, to the knowledge of the Selling Stockholder, any director, officer, employee, agent or other affiliate or other person associated with or acting on behalf of such Selling Stockholder, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity: (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the OECD Convention, the FCPA or any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency to which such Selling Stockholder, director, officer, employee, agent, controlled affiliate or other person acting on behalf of the Selling Stockholder is subject.
(l)    The operations of the Selling Stockholder and its subsidiaries are and have been conducted at all times in compliance with Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Stockholder, any director, officer, employee, agent or other affiliate or other person associated with or acting on behalf of the Selling Stockholder with respect to the Money Laundering Laws is pending or, to the Selling Stockholder’s knowledge, threatened.

2.	PURCHASE, SALE AND DELIVERY OF THE FIRM SHARES.
(a)    On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Selling Stockholder agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $16.2775 per share, the number of Firm Shares set forth opposite the name of each Underwriter on Schedule I hereto, subject to adjustments in accordance with Section 8 hereof.
(b)    Payment for the Firm Shares to be sold hereunder is to be made in federal (same day) funds to an account designated by the Selling Stockholder for the Firm Shares to be sold by it, against transfer of the Firm Shares to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of DTC, New York, New York, at 10:00 a.m., New York time, on September 24, 2019 or at such other time and date not later than five business days thereafter as you and the Selling Stockholder shall agree upon, such time and date being herein referred to as the “Closing Date”. As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.
(c)    In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholder hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in Section 2(a) hereof, less an amount per share equal to any dividends or distributions declared by the Company on the Common Stock the record date for which is a date after the Closing Date but prior to the applicable Option Closing Date. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time from time to time thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company and the Selling Stockholder setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such Option Shares are to be delivered. The time and date that the Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (each such time and date being herein referred to as an “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company and the Selling Stockholder. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in federal (same day funds) through the facilities of DTC in New York, New York drawn to the order of the Selling Stockholder.

3.	OFFERING BY THE UNDERWRITERS.
It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be offered to the public at the public offering price set forth in the Final Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.
It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.	COVENANTS OF THE COMPANY AND THE SELLING STOCKHOLDER.
I.    The Company covenants and agrees with the several Underwriters that:
(a)    The Company will (i) prepare and timely file with the Commission under Rule 424(b) under the Act a prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A under the Act, (ii) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Final Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Final Prospectus and prior to the termination of the offering of the Shares by the Underwriters.
(b)    The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (such approval not to be unreasonably withheld) (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included on Schedule III hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would reasonably be expected to result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.
(c)    The Company will advise the Representatives promptly (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement that does not become effective immediately upon filing shall have become effective, (iii) of receipt of any written communications from the Commission in respect of the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus, (iv) when any supplement to the Final Prospectus or any Issuer Free Writing Prospectus or any supplement to the Prospectus has been filed, (v) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information in respect of the offering and sale of the Shares, (vi) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Final Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act, (vii) of the occurrence of any event or development within the Prospectus Delivery Period (as defined below) as a result of which the Final Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final Prospectus, the General Disclosure Package, any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any order referred to in clause (vi) or (viii) of this paragraph and to obtain as soon as practicable the lifting thereof, if issued.
(d)    The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (i) qualify as a foreign corporation or dealer in any jurisdiction where it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.
(e)    The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of the Final Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Final Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. If requested, the Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.
(f)    The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Final Prospectus. If during the Prospectus Delivery Period, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Final Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Final Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Final Prospectus so that the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Final Prospectus will comply with the Act.
(g)    If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Final Prospectus is not yet available to prospective purchasers and any event shall occur or condition shall exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with the Act, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package such that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with the Act.
(h)    The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 16 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, satisfying the requirements of Section 11(a) of the Act and Rule 158 under the Act, which may be satisfied by filing on the Commission’s Electronic Data Gathering, Analysis and Retrieval System.
(i)    No offering, pledge, sale, contract to sell, short sale or other disposition of any shares of Common Stock or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of the Final Prospectus, directly or indirectly, by the Company, in each case except for (i) the issue and sale of the Shares hereunder, (ii) grants of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units or other stock-based awards pursuant to the Foundation Building Materials, Inc. 2017 Stock Incentive Plan (the “FBM Stock Plan”), (iii) issuances of Common Stock pursuant to the exercise, conversion or vesting of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units or other stock-based awards granted pursuant to the FBM Stock Plan, (iv) the filing of one or more registration statements on Form S-8, (v) the issue and sale in private placements without registration under the Act of up to the number of shares of Common Stock representing 5% of the total number of outstanding shares of Common Stock (or options, warrants, or other securities convertible into or exercisable, or exchangeable for, shares of Common Stock) in connection with bona fide mergers or acquisitions, joint ventures or other similar strategic transactions, including pursuant to an employee benefit plan assumed by the Company in connection with any such transaction or (vi) with the prior written consent of the Representatives.
(j)    The Company will use its best efforts to maintain the listing of the Shares on the New York Stock Exchange.
(k)    The Company has caused each officer and director of the Company named in the Registration Statement to execute and deliver to you, on or prior to the date of this Agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”).
(l)    [Intentionally Omitted.]

(m)    The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.
(n)    The Company will not knowingly take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.
II.    The Selling Stockholder covenants and agrees with the several Underwriters that:
(a)    In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).
(b)    The Selling Stockholder will not knowingly take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.
(c)    The Selling Stockholder agrees that it will not prepare or have prepared on its behalf or use or refer to, any “free writing prospectus” (as defined in Rule 405 under the Act), and agrees that it will not distribute any written materials in connection with the offer or sale of the Shares.
(d)    During the Prospectus Delivery Period, the Selling Stockholder will advise the Representatives promptly, and will confirm such advice in writing to the Representatives, of any material change in the Selling Stockholder Information in the Registration Statement, the Final Prospectus or any document comprising the General Disclosure Package.
(e)    The Selling Stockholder will deliver to the Representatives, prior to or on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Selling Stockholder undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.
III.    Each Underwriter covenants and agrees with the Company and the Selling Stockholder that:
(a)    It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus or (ii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (ii), an “Underwriter Free Writing Prospectus”).
(b)    It has not and will not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination.
(c)    It has not and will not, without the prior written consent of the Company (such consent not to be unreasonably withheld), use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.
(d)    It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company and the Selling Stockholder if any such proceeding against it is initiated during the Prospectus Delivery Period).

5.	COSTS AND EXPENSES.
The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company and the Selling Stockholder under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iv) any roadshow expenses, provided, however, that, in connection with meetings with prospective purchasers and any “road show” undertaken in connection with the marketing of the Shares, the Company and the Underwriters will each pay their own lodging and other costs associated with the roadshow; (v) the cost of printing and delivering to, or as reasonably requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, and the Final Prospectus, in each case, any supplements or amendments thereto; (vi) the filing fees of the Commission; (vii) the cost of printing certificates, if any, representing the Shares; and (viii) the costs and charges of any transfer agent, registrar or depositary. The Company shall not, however, be required to pay for any of the Underwriter’s expenses except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 10 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including reasonable and documented fees and disbursements of one counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder;

but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.	CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.
The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholder contained herein, and to the performance by the Company and the Selling Stockholder of their covenants and obligations hereunder and to the following additional conditions:
(a)    The Final Prospectus and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company or the Selling Stockholder, shall be threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.
(b)    The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion and negative assurance letter of Stradling Yocca Carlson & Rauth, P.C., counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in substantially the form agreed to with counsel to the Underwriters.
(c)    The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Gibson, Dunn & Crutcher LLP, counsel for the Selling Stockholder, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in substantially the form agreed to with counsel to the Underwriters.
(d)    The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, an opinion, including a negative assurance statement, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(e)    The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Deloitte & Touch LLP, containing such statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.
(f)    The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them, solely in his or her capacity as an officer of the Company and not in any individual capacity, certifying as follows:
(i)    The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Final Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, threatened by the Commission;
(ii)    The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;
(iii)    All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made as and when required by such rules;
(iv)    He or she has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(v)    He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement and no event has occurred which should have been set forth in a supplement to or an amendment of the Final Prospectus which has not been so set forth in such supplement or amendment;
(vi)    He or she has carefully examined the Final Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Final Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
(vii)    Since the end of the period covered by the latest audited financial statements of the Company and the FBM Entities included in the General Disclosure Package and Final Prospectus, there has not been any Material Adverse Effect, whether or not arising in the ordinary course of business.
(g)    The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate executed by an officer of the Selling Stockholder to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, the Selling Stockholder represents as follows:
(i)    The representations and warranties of the Selling Stockholder contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be; and
(ii)    The Selling Stockholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or prior to such date.
(h)    The Company and the Selling Stockholder shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.
(i)    The Lockup Agreements described in Section 4(I)(m) hereof are in full force and effect.
(j)    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the sale of the Shares by the Selling Stockholder; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the sale of the Shares by the Selling Stockholder.
If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the

Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Stockholder of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.
In such event, the Company, the Selling Stockholder and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

7.	INDEMNIFICATION.
(a)    The Company agrees:
(i)    to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter, affiliates of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 13 hereof; and
(ii)    to reimburse each Underwriter, each Underwriters’ directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses documented and reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability (or action or proceeding in respect thereof) or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding.

In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other out-of-pocket expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.
(b)    The Selling Stockholder agrees to indemnify the Underwriters, each Underwriters’ directors and officers, affiliates of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or controlling person may become subject under the Act or otherwise to the same extent as indemnity is provided by the Company pursuant to Section 7(a) hereof; provided, however, that the Selling Stockholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto, in reliance upon, and in conformity with, the Selling Stockholder Information. This indemnity obligation will be in addition to any liability which the Company may otherwise have.
(c)    Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors (including for purposes of this Section 7(c), any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), each of its officers who have signed the Registration Statement, the Selling Stockholder, affiliates of the Selling Stockholder, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, the Selling Stockholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses documented and reasonably incurred by the Company or any such director, officer, the Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability (or action or proceeding in respect thereof) or in responding to a subpoena or governmental inquiry related to claims for which the Underwriters are required to indemnify the Company pursuant to clauses (i), (ii) or (iii) above, whether or not the Company or any such director, officer, the Selling Stockholder or controlling person is a party to any action or proceeding; provided, however, that each

Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 13 hereof. This indemnity obligation will be in addition to any liability which such Underwriter may otherwise have.
(d)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a), (b), or (c) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a), (b), or (c) hereof. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the documented and reasonably incurred fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the documented and reasonably incurred fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would, based on the advice of outside counsel to the parties, be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) or (b) hereof and by the Company and the Selling Stockholder in the case of parties indemnified pursuant to Section 7(c) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment to the extent indemnifiable under Section 7(a), (b) or (c) hereof, as applicable. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party is obligated under this Section 7(d) to reimburse the indemnified party for such fees and expenses and the indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, unless such failure to reimburse the indemnified parties is based on a good faith dispute as to either the obligation of the indemnifying party arising under this Section 7 to indemnify the indemnified parties or the amount of such obligation and the indemnifying parties shall have notified the indemnified parties of such good faith dispute in writing at least ten days prior to the date of such settlement.
(e)    To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a), (b), or (c) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the

Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(e) shall be deemed to include any legal or other out-of-pocket expenses documented and reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation, and (iii) the Selling Stockholder shall be required to contribute any amount in excess of the net proceeds received by the Selling Stockholder from the Underwriters in the offering. The Underwriters’ obligations in this Section 7(e) to contribute are several in proportion to their respective underwriting obligations and not joint.
(f)    In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Final Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.
(g)    Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, the Selling Stockholder, or any person controlling the Company, or the Selling Stockholder shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.
(h)    The Company and the Selling Stockholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

8.	DEFAULT BY UNDERWRITERS.
If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Stockholder), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Selling Stockholder such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Selling Stockholder or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters of the Company or of the Selling Stockholder except to the extent provided in Sections 5 and 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 8, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Final Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.	NOTICES.
All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to BofA Securities, Inc., One Bryant Park, New York, New York 10036, Attention: Syndicate Department, fax: (646) 855-3073, with a copy to ECM Legal, fax: (212) 230-8730 and RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, New York 10281-8098, Attention: Equity Syndicate; if to the Selling Stockholder to Hudson Americas L.P., 2711 N. Haskell Avenue, Suite 1800, Dallas, Texas 75204, Attention: Legal Department, fax no. (214) 515-6924;

and if to the Company, to Foundation Building Materials, Inc. 2520 Red Hill Avnue, Santa Ana, CA. 92705, Attention: General Counsel, fax 714-734-3974.

10.	TERMINATION.
This Agreement may be terminated by you by notice to the Company and the Selling Stockholder (%2) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has occurred a Material Adverse Effect, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the declaration of a banking moratorium by the United States or New York State authorities; (v) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) or any public announcement by such organization that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading); or (vi) the suspension of trading of the Company’s common stock by the New York Stock Exchange, the Commission or any other governmental authority; or (b) as provided in Sections 6 and 8 hereof.

11.	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES.
(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 11, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12.	SUCCESSORS.
This Agreement has been and is made solely for the benefit of the Underwriters, the Selling Stockholder and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

13.	INFORMATION PROVIDED BY UNDERWRITERS.
The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Final Prospectus consists of the information set forth in the third, and ninth through fourteenth paragraphs under the caption “Underwriting” in the Final Prospectus.

14.	MISCELLANEOUS.
The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company, the Selling Stockholder or their directors or officers or any controlling person thereof, as the case may be, and (c) delivery of and payment for the Shares under this Agreement.
The Company and the Selling Stockholder acknowledge and agree that each Underwriter in providing investment banking services to the Company and the Selling Stockholder in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company and the Selling Stockholder do not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Stockholder with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholder.
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.
The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders) and the Selling Stockholder, on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Selling Stockholder and the several Underwriters in accordance with its terms.
Very truly yours,
Issuer:

Foundation Building Materials, Inc.

By:    /s/ Richard Tilley
    Name: Richard Tilley
    Title: Vice President, Secretary and General
Counsel

Selling Stockholder:

LSF9 Cypress Parent 2 LLC

By:    /s/ Rafael Colorado
    Name: Rafael Colorado
    Title: President

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written.

BOFA SECURITIES, INC.
RBC CAPITAL MARKETS, LLC

As Representatives of the several
Underwriters listed on Schedule I hereto

By:    BofA Securities, Inc.

By:    /s/ Thomas Bradsahw
    Name: Thomas Bradshaw
    Title: Managing Director

By:    RBC Capital Markets, LLC

By:    /s/ Michael A. Goldberg
    Name: Michael A. Goldberg
    Title: Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Underwriter	Number of Firm Shares to be Purchased

BofA Securities, Inc.	1,900,000
RBC Capital Markets, LLC	1,543,750
Barclays Capital Inc.	546,250
Raymond James & Associates, Inc.	190,000
Robert W. Baird & Co. Incorporated	190,000
Stephens Inc.	190,000
SunTrust Robinson Humphrey, Inc.	190,000
Total	4,750,000

SCHEDULE II
The public offering price per share for the Shares is $17.00.

The number of Firm Shares purchased by the Underwriters is 4,750,000.

The number of Option Shares is 712,500.

SCHEDULE III
None

EXHIBIT A

FOUNDATION BUILDING MATERIALS, INC.

LOCK-UP AGREEMENT
[__________], 2019
BofA Securities, Inc.
RBC Capital Markets, LLC
As Representatives of the
Several Underwriters listed
in Schedule I hereto

c/o BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:
The undersigned understands that BofA Securities, Inc. and RBC Capital Markets, LLC, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Foundation Building Materials, Inc. (the “Company”) and LSF9 Cypress Parent 2 LLC (the “Selling Stockholder”), providing for the public offering by the Underwriters, including the Representatives, of common stock, par value $0.001 per share (the “Common Stock”), of the Company to be sold by the Selling Stockholder (the “Public Offering”).
To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representatives, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned on the date hereof or which are hereafter acquired in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.
The initial Lock-Up Period will commence on the date hereof and continue until, and include, the date that is 90 days after the date of the final prospectus relating to the Public Offering (the “Initial Lock-Up Period”).
Notwithstanding the foregoing, the undersigned may transfer any or all of the shares of Common Stock or other Company securities if the transfer does not trigger any filing or reporting requirement or obligation or result in any other voluntary or mandatory public disclosure, in each case reporting a reduction in beneficial ownership of Common Stock, including but not limited to Form 4 of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than a filing on a Form 5, Schedule 13D, Schedule 13G or an amendment thereto made after the expiration of the Lock-Up Period), and is by (i) a gift or gifts, (ii) will or intestate succession to the legal representatives or a member of the immediate family of the undersigned or for bona fide tax planning purposes, (iii) a disposition to any trust the direct of indirect beneficiaries of which are the undersigned and/or immediate family members of the undersigned, or in the case of a trust, to any beneficiaries of the trust; (iv) to an immediate family member of the undersigned; or (v) if the undersigned is an entity, distribution to partners, members or stockholders of the undersigned, or to any corporation, partnership or other entity that controls, is controlled by or is under common control with the undersigned; provided, however, with respect to each of clauses (i) - (v) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement.
The foregoing restrictions shall not apply to: (a) the exercise (including a net or cashless exercise) of stock options granted pursuant to the Company’s equity incentive plans, provided that they shall apply to the Common Stock issued upon such exercise; (b) the transfer of Common Stock to the Company for the surrender or forfeiture of shares of Common Stock to satisfy tax withholding obligations upon exercise or vesting of stock options or restricted stock units; provided, however, that any Form 4 filing shall include an explanation as to the reason for the surrender or forfeiture of shares of Common Stock; (c) the establishment of any contract, instruction or plan (a “Plan”) that is designed to comply with Rule 10b5-1 under the Exchange Act, provided that, prior to the expiration of the Initial Lock-Up Period, (i) no sales of the Common Stock shall be made pursuant to such a Plan, (ii) no public announcement of the establishment or existence of the Plan is required to be reported in any public filing or disclosure, and (iii) the undersigned does not otherwise voluntarily effect any public filing or disclosure regarding the establishment of the Plan; and (d) the sale of shares of Common Stock by the Selling Stockholder in the Public Offering.
The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Lock-Up Agreement will automatically terminate and be of no further force or effect upon the earliest to occur, if any, of: (a) the registration statement related to the Public Offering is withdrawn; (b) the Selling Stockholder notifies the Company and Representatives or the Representatives notify the Company and the Selling Stockholder, in either case in writing prior to the execution of the Underwriting Agreement, that the notifying party does not intend to proceed with the Public Offering; or (c) September 30, 2019 if the Underwriting Agreement is not executed before such date or if the Underwriting Agreement is executed, but the payment for and delivery of the shares of Common Stock to be sold thereunder on the Closing Date (as defined in the Underwriting Agreement) is not completed by such date.
[Signature page follows]

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